AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2003
                                                        REGISTRATION NO. 33-2226

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ________
                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    ________

                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               52-1528581
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                    (Address of principal executive offices)

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                            RONALD I. BRENDZEL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
                              TEL:  (949) 425-4110
                              FAX:  (949) 425-4586

            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                           STRASBURGER & PRICE, L.L.P.
                           901 MAIN STREET, SUITE 4300
                               DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN:  DAVID K. MEYERCORD, ESQ.

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                              PROPOSED           PROPOSED MAXIMUM
                                        AMOUNT TO BE       MAXIMUM OFFERING     AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED (1)    PRICE PER SHARE (2)        PRICE (2)        REGISTRATION FEE (3)
------------------------------------  -----------------  --------------------  --------------------  ---------------------
Common Stock, $.01 par value           4,000,000 shares  $               1.60  $            640,000  $               51.78
====================================  =================  ====================  ====================  =====================

(1) Represents the maximum aggregate number of shares of Common Stock that can be purchased by employees under the stock option plan described herein. 3,600,000 shares have been previously registered in past filings.
(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the bid and asked prices for the Common Stock on the OTC Bulletin Board on July 22, 2003.
(3) Fee based on additional 400,000 shares being registered under this amendment. Filing fees for 3,600,000 shares previously registered have been paid with past filings.

                                  INTRODUCTION

This Post-Effective Amendment No. 5 to Registration Statement on Form S-8 is filed by SafeGuard Health Enterprises, Inc., a Delaware corporation (the
"Company") relating to an additional 400,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of stock options granted to optionees pursuant to the SafeGuard Health Enterprises, Inc., Stock Option Plan (the "Plan") and consists of only those items required by General Instruction E to Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-2226), as amended, filed with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

EXHIBIT
NUMBER          DESCRIPTION
------          -----------

5.1      Opinion of Counsel, Ronald I. Brendzel, Esq. (filed herewith).

23.1     Independent Auditors' Consent (filed herewith).

24.1     Power of Attorney (contained on signature page hereto)

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on July 29, 2003.

                                SAFEGUARD HEALTH ENTERPRISES, INC.


                                By:   /s/  James E. Buncher
                                    -------------------------
                                      JAMES E. BUNCHER
                                      President and Chief Executive Officer


                                By:   /s/  Ronald I. Brendzel
                                    -------------------------
                                      RONALD I. BRENDZEL
                                      Senior Vice President, General Counsel and
                                      Secretary

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James E. Buncher and/or Ronald I. Brendzel, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE               CAPACITY                                DATE
     ---------               --------                                ----

/s/ James E. Buncher    President, Chief Executive Officer and   July 29, 2003
----------------------  Director
James E. Buncher

/s/ Steven J. Baileys   Chairman of the Board of Directors       July 29, 2003
----------------------
Steven J. Baileys

/s/ Ronald I. Brendzel Senior Vice President, General Counsel, July 29, 2003 ---------------------- Secretary and Director
Ronald I. Brendzel

/s/ Dennis L. Gates     Senior Vice President, Chief Financial   July 29, 2003
----------------------  Officer and Director
Dennis L. Gates

/s/ Neil R. Anderson    Director                                 July 29, 2003
----------------------
Neil R. Anderson

/s/ Stephen J. Blewitt  Director                                 July 29, 2003
----------------------
Steven J. Blewitt

/s/ Leslie B. Daniels   Director                                 July 29, 2003
----------------------
Leslie B. Daniels